                                                                     EXHIBIT 4.2

                               CHILI!SOFT, INC.
                              STOCK OPTION GRANT
                              ------------------


Optionee:                     Russ Ryan

Address:

Total Shares Subject to Option:   A number of shares of common stock of the
Company determined by multiplying (i) the total value of all cash, stock or any combination thereof to be paid pursuant to an acquisition (as defined below) of the Company and as described in that certain Retention and Bonus Agreement by and between the Company and the Optionee, dated as of January 12, 2000, by (ii) 0.02391304.

Exercise Price Per Share:     $0.00001

Vesting Date:                 May 23, 2000

Expiration Date of Option:    May 23, 2005

Type of Stock Option:         Nonqualified

     1.   Grant of Option.  Chili!Soft, Inc., a California corporation (the
          ---------------
"Company"), hereby grants to the optionee named above ("Optionee") an option (this "Option") to purchase the total number of shares of Common Stock of the Company set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Grant.

     2.   Exercise Period of Option.  The option rights granted hereunder are
          -------------------------
fully vested as of the Vesting Date and are fully exercisable to and including May 23, 2005.

Notwithstanding the above, (i) the minimum number of Shares that may be purchased upon any partial exercise of the Option is one hundred (100) shares, and (ii) this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. The portion of Shares as to which an Option is exercisable in accordance with the above schedule as of the applicable dates shall be deemed "Vested Options."

     3.  Restriction on Exercise.  This Option may not be exercised unless such
         -----------------------
exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or over-the-counter market on which the Company's Common Stock may be listed or quoted at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

     4.   Manner of Exercise.
          -------------------

          (a) Exercise Agreement.  This Option shall be exercisable by delivery
              ------------------
to the Company, its successors or assigns, of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit I, or in such other form as may be approved by the Company, its successors or assigns, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

          (b) Exercise Price.  Such notice shall be accompanied by full payment
              --------------
of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check), or, where permitted by law, by any of the following methods approved by the Committee at the date of grant of this Option, or any combinations thereof:


          (i)    by cancellation of indebtedness of the Company to the Optionee;

          (ii) by surrender of shares of Common Stock of the Company already owned by the Optionee, or which were obtained by Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option;

          (iii) by waiver of compensation due or accrued to Optionee for services rendered;

          (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

          (v) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

          (c)    Withholding Taxes.  Prior to the issuance of the Shares upon
                 -----------------
exercise of this Option, to the extent deemed applicable and relevant by the Board, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the

Company. The Optionee may provide for payment of Optionee's minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

          (d) Issuance of Shares.  Provided that such notice and payment are in
              -------------------
form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

     5.   Restrictions on Shares.  The Company hereby reserves to itself and/or
          ----------------------
its assignee(s) (a) a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) for so long as the Company's stock is not publicly traded, a right to repurchase a portion of or all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or its Parent, Subsidiary or Affiliate, except that the Company may repurchase a portion (but not all) of the Shares held by an Optionee only if the Optionee first consents to such repurchase, for any reason within three months of such termination of employment or service at the higher of (i) the Optionee's original purchase price, or (ii) the Fair Market Value of such Shares on the date of such termination of employment of service. The terms of such a right of repurchase shall conform to
Section 260.140.41(k) of the California Corporations Commissioner's Rules, or any successor rule.

     6.   Nontransferability of Option.  This Option may not be transferred in
          ----------------------------
any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee or other permitted transferee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

     7.   Federal Tax Consequences.  Set forth below is a brief summary as of
          ------------------------
the date this form of Option Grant was adopted of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercise of Nonqualified Stock Option.  If this Option does not
              -------------------------------------
qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (b) Disposition of Shares.  In the case of a nonqualified option, if
              ---------------------
Shares are held for at least one year before disposition, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes.

     8.   Interpretation.  Any dispute regarding the interpretation of this
          --------------
Grant shall be submitted by Optionee or the Company to the Company's Board of Directors or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and on Optionee.

     9.   Entire Agreement.  The Stock Option Exercise Agreement attached hereto
          ----------------
as Exhibit I are incorporated herein by this reference. This Grant and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.


                                 CHILI!SOFT, INC.


                                 By:__________________________________
                                 Title:_______________________________

                                  ACCEPTANCE
                                  ----------

     Optionee hereby accepts this Option subject to all the terms and conditions of this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.



                                    OPTIONEE



                                    ___________________________________
                                    Signature



                                    ___________________________________
                                    Print Name

                                   EXHIBIT I

                             TO STOCK OPTION GRANT

                        STOCK OPTION EXERCISE AGREEMENT
                        -------------------------------



     This Agreement is made this ___ day of ______________, ____ between Chili!Soft, Inc., a California corporation (the "Company"), and the optionee named below ("Optionee").



Optionee:___________________________________________
Social Security Number:_____________________________
Address:____________________________________________
____________________________________________________
Number of Shares Purchased:_________________________
Price Per Share:  $0.00001
Aggregate Purchase Price:___________________________
Date of Option Grant:    May 23, 2000
                         ---------------------------
Type of Stock Option:      Nonqualified

     Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Grant, as follows:


     [_] cash (check) in the amount of $_________, receipt of which is acknowledged by the Company;

     [_] by delivery of _________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $_________ per share (as determined by the Board of Directors of the Company in good faith);

     [_] by the waiver hereby of compensation due or accrued for services rendered in the amount of $___________;

     [_] by delivery of a "same day sale" commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price of $_________ and whereby the NASD Dealer irrevocably commits upon receipt of

                                 Exhibit I - 1
          such Shares to forward the exercise price directly to the Company (this payment method may be used only if a public market for the Company's stock exists); or

     [_] by delivery of a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price of $_________ directly to the Company (this payment method may be used only if a public market for the Company's stock exists).

The Company and Optionee hereby agree as follows:

     1.    Purchase of Shares.  On this date and subject to the terms and
           ------------------
conditions of this Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the Date of Option Grant set forth above (the "Grant"), with respect to the Number of Shares Purchased set forth above of the Company's Common Stock (the "Shares") at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the "Purchase Price") and the Price per Share set forth above (the "Purchase Price Per Share"). The term "Shares" refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares.

     2.   Representations of Purchaser.  Optionee represents and warrants to the
          ----------------------------
Company that:

          (a) Optionee has received, read and understood the Grant and agrees to abide by and be bound by their terms and conditions.

          (b) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

          (c) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; and (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans).

          (d) Optionee is purchasing the Shares for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

          (e) Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

                                 Exhibit I - 2

     3.   Compliance with Securities Laws.  Optionee understands and
          -------------------------------
acknowledges that the Shares have not been registered under the 1933 Act and that, notwithstanding any other provision of the Grant to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the 1933 Act pursuant to [the Company will check the applicable box]:


[_]  the exemption provided by Rule 701;

[_]  the exemption provided by Rule 504;

[_]  Section 4(2) of the 1933 Act;

[_]  other:  ______________________________________________________

     4.   Federal Restrictions on Transfer.  Optionee understands that the
          --------------------------------
Shares must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares will bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares, and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

          (a) Rule 144.  Optionee has been advised that Rule 144 promulgated
              --------
under the 1933 Act, which permits certain resales or unregistered securities, is not presently available with respect to the Shares and, in any event, requires that a minimum of one (1) year elapse between the date of acquisition of Shares from the Company or an affiliate of the Company and any resale under Rule 144. Prior to an initial public offering of the Company's stock, "nonaffiliates" (i.e. persons other than officers, directors and major shareholders of the Company) may resell only under Rule 144(k), which requires that a minimum of two
(2) years elapse between the date of acquisition of Shares from the Company or an affiliate of the Company and any resale under Rule 144(k). Rule 144(k) is not available to affiliates.

          (b) Rule 701.  If the exemption relied upon for exercise of the Shares
              --------
is Rule 701, the Shares will become freely transferable, subject to limited conditions regarding the method of sale, by nonaffiliates ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC"), subject to any lengthier market standoff agreement contained in this Agreement or entered into by Optionee. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

     5.   State Law Restrictions on Transfer.  Optionee understands that
          ----------------------------------
transfer of the Shares may be restricted by applicable state securities laws, and that the certificate(s) representing the Shares may bear a legend or legends to that effect.

                                 Exhibit I - 3

     6.   Market Standoff Agreement.  Optionee agrees in connection with any
          -------------------------
registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally.

     7.   Legends.  Optionee understands and agrees that the certificate(s)
          -------
representing the Shares will bear a legend in substantially the following forms, in addition to any other legends required by applicable law:


               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT'), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH."

     8.   Stop-Transfer Notices.  Optionee understands and agrees that, in order
          ---------------------
or ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     9.   Tax Consequences.  OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER
          ----------------
ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AND IF THE OPTION BEING EXERCISED WAS GRANTED WITHIN THE PRECEDING SIX MONTHS, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISERS CONCERNING THE ADVISABILITY OF FILING A SECTION 83(b) ELECTION (the "ELECTION") WITH THE INTERNAL REVENUE SERVICE. IN THE EVENT THAT OPTIONEE MAKES AN ELECTION, OPTIONEE AGREES TO IMMEDIATELY SO NOTIFY COMPANY.

     10.  Entire Agreement.  The Grant is incorporated herein by reference.
          ----------------
This Agreement, the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject

                                 Exhibit I - 4
matter hereof, and are governed by California law except for that body of law pertaining to conflict of laws.


Submitted By:                                  Accepted By:


OPTIONEE:                                      CHILI!SOFT, INC.

                                               By:  ___________________________
____________________________________
[signature]                                    Its:  __________________________

Dated:  ____________________________           Dated:  ________________________

Address:  __________________________
          __________________________
          __________________________

                                 Exhibit I - 5